EXHIBIT 99.1
INGERSOLL-RAND COMPANY
Business Review
Third Quarter and Nine Months
(In, millions except percentages)

UNAUDITED

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
Climate Control
Revenues	$ 694.4	$ 683.8	$ 2,059.2	$ 1,896.9
Operating income	78.6	67.0	228.0	147.4
and as a % of revenues	11.3%	9.8%	11.1%	7.8%

Industrial Solutions
Revenues	398.7	348.1	1,130.0	1,002.4
Operating income	46.4	26.3	123.6	65.8
and as a % of revenues	11.6%	7.6%	10.9%	6.6%

Infrastructure
Revenues	811.5	614.7	2,424.7	1,929.8
Operating income	99.4	59.3	326.8	217.8
and as a % of revenues	12.2%	9.7%	13.5%	11.3%

Security & Safety
Revenues	463.4	417.4	1,320.7	1,173.2
Operating income	76.4	88.5	211.2	226.7
and as a % of revenues	16.5%	21.2%	16.0%	19.3%

Total
Revenues	$ 2,368.0	$ 2,064.0	$ 6,934.6	$ 6,002.3
Operating income	300.8	241.1	889.6	657.7
and as a % of revenues	12.7%	11.7%	12.8%	11.0%

Unallocated corporate expense	(22.6)	(28.3)	(67.2)	(96.6)

Consolidated operating income	$ 278.2	$ 212.8	$ 822.4	$ 561.1

and as a % of revenues	11.7%	10.3%	11.9%	9.3%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION